Exhibit 10.14

LEASE AGREEMENT

MCDOUGALL BURKEY ASSOCIATES

BETWEEN:	SOUTH HEIDELBERG ASSOCIATES

AND:	LAKELAND INDUSTRIES, INC.

FOR:	28,275 SQUARE FEET AT LOT 1C

Table of Contents

I	Leased Premises
II	Term of Lease
III	Rent
IV	Security Deposit
V	Use of Premises
VI	Improvements by Lessor
VII	Signs
VIII	Alterations by Lessee
IX	Maintenance of Leased Premises
X	Maintenance of Common Areas
XI	Taxes and Other Impositions
XII	Utilities and Services
XIII	Insurance and Damage
XIV	Lessee’s Property
XV	Access to Lease Premises
XVI	Quiet Enjoyment
XVII	Subordination
XVIII	Default by Lessee
XIX	Default by Lessor
XX	Indemnity
XXI	No Waiver
XXII	Eminent Domain
XXIII	Consumer Price Index
XIV	Estoppel Certificate
XXV	Option to Renew
XXVI	Notices
XXVII	Surrender
XXVIII	Assignment and Subletting
XXIX	Relationship of Parties
XXX	Complete Agreement
XXXI	Severance
XXXII	Provisions Binding
XXXIII	Title Articles
XXXIV	Miscellaneous
Exhibit A	Leased Premises
Exhibit B	Lessor’s Improvements
Exhibit C	Sign Regulations
Exhibit D	Occupancy Check-Off Form
Exhibit E	Estimated Common Charges

LEASE AGREEMENT

This Lease Agreement (hereinafter referred to as “Lease”) made on this 14th day of April, 2010, by and between SOUTH HEIDELBERG PARTNERS, L.P., (hereinafter referred to as “Lessor”) and LAKELAND INDUSTRIES, INC., a company incorporated under the laws of the State of Delaware, USA, with its principal office located at 701 KOEHLER AVENUE, SUITE 7, RONKONKOMA, NY  11779-7410, (hereinafter referred to as “Lessee”).

INTENDING TO BE LEGALLY BOUND HEREBY, the Lessor and the Lessee hereby agree as follows:

ARTICLE I - LEASED PREMISES

The Lessor leases to the Lessee in accordance with the provisions of this Lease and the Lessee leases from the Lessor in accordance with the provisions of this Lease which portion of the building (hereinafter referred to as “Building”) located at 5 Dutch Court and situated in South Heidelberg Township, Berks County, Pennsylvania, which leased premises (hereinafter referred to as “Leased Premises”) contains approximately 28,275 square feet of floor space and which Leased Premises is approximately illustrated in a drawing which is marked “Exhibit A” attached hereto and incorporated herein by reference.

Upon 30 days written notice given to Lessee by Lessor, the 7,250 square feet marked “excess space” on Exhibit A will be deleted from the Leased Premises, at which time the Leased Premises will be reduced to 21,025 square feet.  In the event of such notice, Lessor shall construct a demising wall separating the excess space from the Leased Premises.  In the event of such notices, Lessor will retain permanent access to at least one loading dock and the drive-in.  Lessee will cooperate with Lessor in the construction of the demising wall and Lessor shall make every reasonable effort to minimize disruption to Lessee’s operation during construction of the demising wall.  In the event of such notice, all the terms and conditions of the Lease, including rent, shall remain unchanged.  Until the receipt of such notice by Lessee, Lessor shall have full care, custody, control, and use of the excess space.

ARTICLE II - TERM OF LEASE

1.           The term (hereinafter referred to as “Term”) of this Lease shall be for three (3) years and six (6) months and shall commence the later of August 1, 2010 or upon the date when:

a.           the Lessor has substantially completed all of the improvements (hereinafter referred to as “Improvements”) required to be constructed pursuant to Article VI; and,

b.           the Lessor has obtained an occupancy permit for the Leased Premises.

2.           Immediately upon demand therefore, the Lessee shall deliver to the Lessor a statement acknowledging the date upon which the Term commenced, which statement shall be in form and substance satisfactory to the Lessor. Exhibit D contains a sample statement meeting the requirements of this section.

3.           Except as otherwise set forth in Article XXV of this Lease, in the event that the Lessee shall continue to occupy the Leased Premises beyond the Term hereof and the Lessor elects to accept rent therefore, a tenancy at will from month to month only shall be created and no tenancy for any longer period of time shall be deemed to exist.

ARTICLE III - RENT

1.           The Lessee shall pay to the Lessor as Minimum Monthly Rent (hereinafter referred to as “Minimum Monthly Rent”) for the Leased Premises on the first day of each calendar month during the Term hereof, the following:

MINIMUM
PERIOD	MONTHLY RENT

February 1, 2011 to January 31, 2012	$7,183.54
February 1, 2012 to January 31, 2013	$7,381.09
February 1, 2013 to January 31, 2014	$7,584.07

2.           The Lessee shall pay to the Lessor monthly in advance on the first day of every calendar month during the Term hereof without deduction or setoff as Additional Rent (hereinafter referred to as “Additional Rent”) one-twelfth (1/12) of its pro rata share of Common Area Maintenance costs (Article X), Taxes and other Impositions (Article XI), Utilities (Article XII), Insurance (Article XIII) and other usual and customary costs (hereinafter referred to as “Additional Costs”).  Lessor shall prepare annually but no later than March 31 of each calendar year, an estimate of Additional Costs for the current calendar year and shall notify Lessee of same together with the Additional Rent for that calendar year. Such estimate shall be substantially in the form of Exhibit E. Lessee may, upon written request, review Lessor’s books and records pertaining to the Additional Rent.  The Additional Rent for a calendar year shall be paid commencing with the payment due in April of that year and will continue through March of the next succeeding year. At the same time, Lessor shall prepare a list of actual Additional Costs for the prior calendar year and any difference between the actual Additional Costs and estimated Additional Costs for the prior year shall be either billed or  credited to Lessee.  Calculation of Additional Costs shall not include the excess space and shall be based only on 21, 025 square feet.  All Additional Costs shall be based on Lessor’s direct cost.

3.           In the event that the Term of the Lease shall commence or end on a day other that the first day of the month, the Lessee shall pay for such time period an amount equal to one-thirtieth (1/30) of the sum of the Minimum Monthly Rent plus the Additional Rent multiplied by the number of rental days in such fractional month.

4.           Lessee may terminate this Lease on July 31, 2013, provided written notice of Lessee’s election to terminate is received by Lessor no later than January 31, 2013; said written notice to be accompanied by a payment of $75,000 as a termination fee.

ARTICLE IV- SECURITY DEPOSIT

1.           Concurrently with the execution of this Lease, the Lessee shall deposit with the Lessor the sum of ten thousand five hundred sixty-five and 06/100 dollars ($10,565.06) as security for the full, timely and faithful observance and performance by the Lessee of the provisions of this Lease on the part of the Lessee to be observed or performed. The said security deposit (hereinafter referred to as “Security Deposit”) shall be held by the Lessor throughout the Term hereof and the Lessee shall not be entitled to interest thereon.

2.           If at any time during the Term, a Default by the Lessee (hereinafter referred to as “Default by Lessee”) shall occur by reason of the failure of the Lessee to make a prompt payment due of  Monthly Minimum Rent or Additional Rent or any other sum owing by the Lessee to the Lessor, the Lessor may appropriate and apply any portion of the Security Deposit as may be necessary to the payment of the overdue Monthly Minimum Rent, Additional Rent or any other sum owing by the Lessee to the Lessor.

3.           If on the termination of the tenancy of the Lessee for any reason, the Lessee does not leave the Leased Premises in the same condition in which it existed at the beginning of the Term, reasonable wear and tear, or damage caused by Lessor excepted, then, in addition to any and all other rights and remedies of which the Lessor may be possessed, the Lessor may appropriate and apply any portion of the Security Deposit as may be reasonably necessary to return the Leased Premises to such condition.

4.           In the event that the Lessee shall make full and timely observance and performance of all the provisions of this Lease which the Lessee is required to observe or perform and no Default by Lessee shall have occurred and be continuing, then within thirty (30) days after the end of the Term the Lessor shall return the Security Deposit or such portion thereof as shall not have been otherwise utilized by the Lessor in accordance with the Lease without interest to the Lessee.

5.           The Lessee acknowledges that the Security Deposit is not to be considered as the final Minimum Monthly Rent.

ARTICLE V - USE OF PREMISES

1.           The Leased Premises shall be occupied and used solely for the purpose of office, manufacturing, and warehouse and not for any other purpose, unless otherwise agreed to in writing by the Lessor, such agreement not to be unreasonably withheld.

2.            The Lessee covenants and warrants to the Lessor:

a.          Not to use the Leased Premises or permit the Leased Premises to be used for any unlawful purpose or any purpose not specifically permitted by this Lease, unless otherwise agreed to in writing by the Lessor, such agreement not to be unreasonably withheld.

b.          Not to use or occupy or suffer or permit the Leased Premises or any part thereof to be used or occupied in any manner so as to increase the cost of fire or other casualty insurance over and above the normal cost of such insurance for the type and location of the Building or contrary to this Lease, unless insurance can be purchased to insure said uses and Lessee and Lessor have agreed to adjust the Additional Rent to account for any increase in insurance cost due to said uses, such agreement not to be unreasonably withheld.

c.          Not to display any merchandise or other items outside the Leased Premises or in anyway obstruct the sidewalks adjacent thereto, if any.

d.          Not to place garbage, rubbish, trash or containers thereof outside the Leased Premises except in such containers, if any, which the Lessee shall have provided for such purpose with the approval of the Lessor, such approval not to be unreasonably withheld.

e.          To keep the Leased Premises in a good, safe, clean and proper condition.

f.          To keep the sidewalks adjacent to the Leased Premises, if any, free of debris.

g.          To prevent the Leased Premises from being used in any way which shall injure or damage the same or the Building or which may be or result in a nuisance, annoyance, inconvenience or damage to the other Lessees of the Building including without limitation noise by the playing of any musical instrument, radio, or television or the use of a microphone, loud speaker, electrical equipment or other equipment.

h.          To abide by all reasonable rules and regulation established by Lessor, from time to time, with respect to the building.

3.           Nothing contained in this Lease or otherwise shall constitute a representation or warranty that the Leased Premises may lawfully be used or occupied for any particular purpose, including without limitation the use referred to in Section 1 of this Article.

ARTICLE VI – IMPROVEMENTS BY LESSOR

1.           The Lessor shall construct the Improvements to the Leased Premises in accordance with the specifications set forth on Exhibit B and Exhibit B-1 which are attached hereto and incorporated herein by reference.

2.           In the event that the Lessor shall be unable for any reason whatsoever to complete the Improvements, the Lessor shall not be liable to the Lessee for any damage caused thereby, but in such event the Lessee shall not be liable for any Minimum Monthly Rent, Additional Rent or other amount herein reserved until such time as the conditions set forth in Article II, paragraph 1 are met.  If the Improvements have not been completed within six months of the signing of this Lease, Lessee may terminate this Lease and have its Security Deposit refunded.

ARTICLE VII – SIGNS

Subject to the provisions hereof, the Lessee shall have the right to erect a sign (hereinafter referred to as “Sign”) on the exterior portion of the Building. The design for and size of the Sign together with the location thereof shall be submitted to the Lessor and the Lessor shall have the right to determine whether the design, size, and location of the Sign are acceptable to it. Lessor’s approval shall not be withheld or delayed unreasonably. Lessee shall obtain any required municipal approvals.  In the event that the Lessee shall elect to erect a Sign, the Lessee shall maintain the same in a good state of repair.  Upon vacating the Leased Premises and if requested by the Lessor, the Lessee shall remove the Sign and repair all damage caused by such removal, otherwise the Sign shall be left in place and shall become the property of the Lessor.  See Exhibit C for sign specifications and regulations.

ARTICLE VIII – ALTERATIONS BY LESSEE

1.           The Lessee shall not make or permit to be made any alterations, improvements or additions (hereinafter referred to as “Alterations”) for a value totaling more than $10,000, to the Leased Premises or any part thereof without first obtaining the consent in writing of the Lessor, which shall not be unreasonably withheld, conditioned, or delayed.  All Alterations to the Leased Premises shall be made in accordance with all applicable laws and governmental rules and regulations and, if remaining upon termination of  this Lease, shall become the property of the Lessor and shall remain for the benefit of the Lessor; provided, however, that if upon the termination of this Lease, the Lessor so directs by notice to the Lessee that the same be removed, the Lessee shall at its costs and expense promptly remove such of the Alterations which were placed on the Leased Premises by the Lessee and which are designated in said notice and repair any damage occasioned by such removal to the reasonable satisfaction of the Lessor and in default thereof the Lessor may effect said removals and repairs at the Lessee’s cost and expense and the Lessee shall pay the cost and expense thereof to the Lessor upon demands Additional Rent.  In the event of the making of such Alterations as herein provided, the Lessee shall indemnify and save the Lessor harmless of and from any and all loss, damage, cost, and expense incurred by the Lessor arising out of or resulting from the undertaking or making of said Alterations the removal thereof or the repairs to the Leased Premises occasioned by such removal.

2.           In the event that the Lessee shall make any Alterations to the Leased Premises pursuant to Section 1 of this Article, the Lessee shall promptly pay when due all contractors and material men who shall have supplied labor, work or materials to the Lessee. In addition, the Lessee shall take all reasonable steps, including without limitation the timely filing or stipulations or waivers, permitted or provided by applicable law in order to avoid the imposition of any Mechanic’s, laborer’s or materialman’s charge or lien upon the Leased Premises (hereinafter referred to as “Mechanic’s Lien”). In the event that any Mechanic’s Lien shall be filed with respect to the Leased Premises for work performed by or on behalf of the Lessee, the Lessee shall bond against or cause the same to be discharged within thirty (30) days after the Mechanic’s Lien has been filed or formal notice of said lien has been issued, whichever shall first occur, regardless of the validity of such Mechanic’s Lien.  Nothing contained in this Lease or otherwise is intended to authorize the Lessee to do or cause any work or labor to be done or any materials to be supplied for the account of the Lessor, all of the same being solely for the Lessee’s account and at the Lessee’s sole risk, cost and expense.

ARTICLE IX – MAINTENANCE OF LEASED PREMISES

1.           The Lessor, at its sole cost and expense, shall keep and maintain the roof and structure of the Building, the plumbing systems and equipment not exclusively serving or contained within the Leased Premises, in good condition and shall make all structural repairs to the building, except for any damage thereto caused by any act of negligence or misconduct of Lessee, its employees, agents, customer’s invites, licenses or contractors.  Damage caused by any act of negligence or misconduct of Lessee, its employees, agents, customer’s invites, licenses or contractors shall be promptly repaired to the Lessor’s reasonable satisfaction at the sole cost and expense of the Lessee provided, however, that the Lessor shall have no duty to make any repair otherwise required by this Section unless and until the Lessor shall have received notice of the need therefor from the Lessee. In the event Lessor refuses or neglects to commence or complete repairs required under this paragraph, the Lessee may, but shall not be required to, make or complete said repairs and the Lessor shall pay the cost and expense thereof to the Lessee.  Other than as herein provided, the Lessor shall not be responsible to make any other improvements or repairs of any kind in or upon the Leased Premises or to the Building.

2.           The Lessee shall keep and maintain in good order, condition and repair the Leased Premises, and each and every part thereof, except as set forth in Section 1 of this Article, except any damage thereto by any gross negligence or intentional act of Lessor, its employees, agents, customers, invitees, licenses, or contractors, including without limitation the exterior and interior portions of all doors, door frames, windows, windows frames, glass, electrical equipment, light, light fixtures, interior walls, floors, ceiling, air filters and all air conditioning, heating, ventilation, plumbing and mechanical systems exclusively serving the Leased Premises. In the event that the Lessee refuses or neglects to commence or complete repairs promptly and adequately after reasonable notice to the Lessee by the Lessor, the Lessor may, but shall not be required to, make or complete said repairs and the Lessee shall pay the cost and expense thereof to the Lessor upon demand as Additional Rent.

3.           The Lessee and Lessor shall comply with all laws and governmental rules and regulations and hold each other harmless against any and all claims for damages and any and all fines imposed because of failure to comply with such laws, rules or regulations.

4.           The Lessee shall place throughout the Leased Premises such fire extinguishers as are necessary in order to comply with all applicable laws and shall maintain the same in good working order and repair.

ARTICLE X – MAINTENANCE OF COMMON AREAS

1.           The Lessor shall maintain approaches, exits, entrances, roadway and parking areas for the non-exclusive use of the Lessee, its employees, customers, invitees, licenses, contractors and agents. Subject to the other provisions of this Lease, the Lessor shall maintain such approaches, exits, entrances, roadways and parking areas, and all lawns and other exterior areas under the control of the Lessor (all of the foregoing being hereinafter referred to as “Common Areas”) in good condition and repair, and with respect to such approaches, exits, entrances, roadways and parking areas as aforesaid reasonably clear of snow.

2.           The Lessee shall pay to the Lessor as Additional Rent the Lessee’s proportionate share of the maintenance of the Common Areas including outside security lighting, such proportionate share to be calculated in a commercially reasonable manner by the Lessor.

3.           The Lessee and its employees, customers, invitees, licensees, contractors and agents shall park only in such places as provided and designated by the Lessor for such non-exclusive parking.

ARTICLE XI – TAXES AND OTHER IMPOSITIONS

1.           Lessee shall pay in each Tax year during the Term, as Additional Rent, a proportionate share of all real estate taxes, assessments, general and special assessments, or any other tax imposed upon or levied against real estate or upon owners of real estate as such paid or payable with respect to or allocable to the Leased Premises, referred to herein as “Taxes”.  Notwithstanding the foregoing, in no event shall the term “taxes” include any income taxes, profit taxes, franchise taxes, estate, succession, inheritance or transfer taxes or interest imposed by any taxing authority. For the Tax year in which the Term commences or terminates, the provisions of the Section shall apply, but Lessee’s liability for its proportionate share of any taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Tax Year falling within the Term.

2.           Lessee’s proportionate share of Taxes shall be paid by Lessee in equal monthly installments as Additional Rent.

3.           The term “Tax Year” shall mean the fiscal period identified on the tax bill, assessment notice, etc.

4.           The Lessor and/or the Lessee shall each have the right, but not the duty, to contest the validity or amount of any Taxes or to recover payments made on account thereof, and shall cooperate fully with respect to such proceedings to the extent reasonably necessary.

ARTICLE XII – UTILITIES AND SERVICES

The Lessee shall pay for the cost and expense of all utilities and other services rendered or furnished to the Leased Premises during the Term, including without limitation water services, sewer service, gas (including gas for heat), electricity, telephone and data service and trash disposal service together with all taxes levied or assessed thereon and all other charges on such utilities or services. In no event, except for negligence or intentional acts of Lessor, shall the Lessor be liable for the quality, quantity, failure or interruption or such utilities or services to the Leased Premises. Lessor will make all reasonable efforts to make such utilities and services separately metered for the Lessee.  Notwithstanding the foregoing, in the event that such utilities or services are not separately metered for the Lessee, then the Lessee shall pay as Additional Costs the Lessee’s pro rata share of the cost and expenses of such utilities and other services, such proportionate share to be calculated in a commercially reasonable manner by the Lessor.

ARTICLE XIII – INSURANCE AND DAMAGE

1.           Lessor shall maintain and keep in effect throughout the term hereof with policies from an insurer, insurance against loss or damage to the building containing the Leased Premises and all other improvements now or hereafter located thereon by fire and such other casualties as may be included in the broadest form of all-risk insurance from time to time available, in an amount equal to the full insurable value of the building, the policy to have attached thereto replacement cost and agreed amount endorsement or comparable form of coverage, plus a minimum of One Million and 00/100 Dollars ($1,000,000.00) in general public liability insurance.

2.           At its sole costs and expense, the Lessee shall maintain and keep in effect throughout the Term hereof with policies from an insurer:

a.           Insurance against loss or damage to Lessee’s personal property and leasehold improvements within the Leased Premises by fire and such other casualties as may be included in the broadest form of all-risk insurance, in an amount equal to the full insurable value of Lessee’s personal property within the Leased Premises and all improvement thereon, the policy to have attached thereto replacement cost endorsement;

b.           Commercial General Liability insurance shall be provided on a claims made form of policy, in an amount of Two Million and 00/100 Dollars ($2,000,000.00) per occurrence for injury or death or damage to property.

3.           The policies of insurance described in Subsections (a) and (b) of Section 2 of this Article shall add the Lessor as a loss payee.

4.           Each policy of insurance described in section 2 of this Article shall provide that it shall not be cancelled without at least thirty (30) days prior notice to the Lessor and to any mortgagee named in any endorsement thereto.

5.           At least ten (10) days prior to the date of occupancy of the Leased Premises by the Lessee, a certificate of insurance shall be delivered to the Lessor by the Lessee. The Lessee may carry any insurance required by this Article under a blanket policy, applicable to the Leased Premises, in which event the Lessee shall deliver the insurer’s certificates thereof, showing all of the terms of such coverage applicable to the Leased Premises and showing the insured parties as aforesaid. In the event that the Lessee shall fail, refuse or neglect to obtain or to maintain any insurance which it is required to provide, pursuant to the provisions of this Lease, or to furnish the Lessor with reasonable evidence of coverage within the time required the Lessor shall have the right, but not the duty, to purchase such insurance. All payment for such insurance made by the Lessor shall be recoverable by the Lessor from the Lessee, together with interest thereon, as Additional Rent promptly upon being billed therefor.

6.           Each of the parties hereto herby release the other, to the extent of the releasing party’s insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its employee or agents; provided however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party shall obtain an endorsement to its insurance policy permitting such waiver of subrogation if such waiver is under        such policy then available. If an additional premium is charged for such waiver, the party benefiting therefrom shall pay the amount of such additional premium promptly upon being billed therefor.

7.           In the event that the Leased Premises shall be damaged or destroyed by fire or other casualty, the Lessee shall promptly notify the Lessor and the Lessor, subject to any applicable mortgagee’s consent and subject to the provisions of this Article, shall repair, rebuild or replace such damage or destruction and restore the Leased Premises to substantially the same condition in which it was immediately prior to such damage or destruction provided, however, that the Lessor shall only be obligated to repair, rebuild or replace such damage which is covered by the fire and other extended coverage insurance policies referred to in this Article The work with respect to such repair, rebuilding or replacement shall be commended promptly and completed with reasonable diligence, taking into account the time required by the Lessor to effect a settlement with, and procure insurance proceeds from, any applicable insurer and for delays beyond the reasonable control of the Lessor. In the event such repairs have not been completed within six (6) months following such casualty, Lessee shall have the right to terminate this Lease upon written notice to Lessor.

8.           The Lessor’s obligation or election to restore the Leased Premises under this Article shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture, or any other property owned, installed, made by or in the possession of the Lessee.

9.           The Lessee shall pay to the Lessor as Additional Rent the Lessee’s proportionate share of the cost of the insurance referred to in Section 1 of this Article, such proportionate share to be calculated in a commercially reasonable manner by the Lessor.

ARTICLE XIV – LESSEE’S PROPERTY

Lessor shall not be liable for any damage to Lessee’s personal property of every kind or description which may at any time be in the Leased Premises, or loss suffered by the business or occupation of the Lessee caused by water from any source whatsoever or from the bursting, overflowing or leaking of sewer or steam pipes or from the sprinkler system or from the heating or plumbing fixtures or from electric wires or from gas or odors caused in any manner whatsoever except as may result and be caused by the negligence of Lessor.

ARTICLE XV – ACCESS TO LEASED PREMISES

1.           The Lessee shall permit the Lessor and the Lessor’s agents to inspect and examine the Leased Premises at a mutually agreeable time (except in case of emergency), to permit the Lessor to make necessary repairs, alterations, or improvements in the Leased Premises or to the Building that the Lessor and Lessee agree necessary and that are not expected to cause loss or interruption of the business of Lessee unless otherwise approved by Lessee in writing.

2.           The Lessor shall also have the right to enter upon the Leased Premises at a mutually agreeable time for a period commencing one hundred eighty (180) days prior to the termination of the Term of this lease for the purpose of exhibiting the same to prospective Lessees or purchasers. During said period the Lessor may place signs outside the building to indicate that same are for rent or sale, which signs shall not be removed, obliterated, or hidden by Lessee.

ARTICLE XVI – QUIET ENJOYMENT

In the event that the Lessee shall pay the Minimum Monthly Rent and other sums owing hereunder and shall perform and observe all of the covenants and duties and obligation herein required to be performed or observed on the Lessee’s part, the Lessee shall, at all times during the Term, have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of hindrance from the Lessor or any persons lawfully claiming through the Lessor.

ARTICLE XVII – SUBORDINATION

This Lease and the tenancy of the Lessee hereunder is and shall remain subordinate to any mortgage of record as the date of this Lease, and to any mortgage lien of record arising out of or pertaining to any new financing secured by the Leased Premises, and to all advances made upon the security thereof. Upon demand by Lessor, Lessee shall execute and deliver to Lessor such instruments and assurances as Lessee has available and that Lessor shall reasonably require in order to evidence such subordination.  Lessor, upon request, will request that its lender provide Lessee with an acceptable non-disturbance agreement.

In the event (i) any proceedings are commenced for the foreclosure, (ii) of the exercise of the power of sale under any mortgage granted by Lessor with respect to the Leased Premises, or in the event (a) of a conveyance by deed in lieu of foreclosure or (b) Lessor sells, conveys or otherwise transfers the Leased Premises, this Lease shall remain in full force and effect and Lessee hereby attorns to and covenants and agrees to execute an instrument reasonably satisfactory to the mortgagee or new owner, as the case may be whereby Lessee attorns to such successor-in-interest and recognizes such successor as Lessor under this Lease; provided, however, that no mortgagee or successor-in-interest shall be bound by any payment of rent for more than one month in advance of any amendment or modification of this Lease made without the written consent of any mortgage or record at the time of such amendment.

ARTICLE XVIII – DEFAULT BY LESSEE

1.           The failure or refusal by the Lessee to perform and observe the non-monetary provisions of this Lease which the Lessee is required to perform or observe and the failure of the Lessee to cure the same within thirty (30) days following receipt by the Lessee of notice from the Lessor with respect thereto shall constitute a default (hereinafter referred to as “Default by Lessee”) hereunder.

2.           In the event of a Default by Lessee, the Lessor shall have any and all rights and remedies at law, in equity or by statue permitted or provided.

3.           The occurrence of any of the following events shall constitute an event of default by the Lessee (herein referred to as “Default by Lessee”) under this Lease:

a.           The failure or refusal by the Lessee to pay within ten (10) days of when due to the Lessor any Minimum Monthly Rent, Additional Rent or any other amount owing under this Lease.

b.           The failure or refusal by the Lessee to make full and timely performance and observance of the non-monetary provisions of this Lease which the Lessee is required to perform or observe, within thirty (30) days after written notice from Lessor with respect thereto, with the exception of monetary obligations.

c.           If the Lessee is a partnership or corporation, the filing or commencement of any application or proceeding by or against the Lessee for dissolution or liquidation.

d.           The entry of a decree or order for relief by a court having jurisdiction in respect of the Lessee or in an involuntary case under the federal bankruptcy, insolvency or similar law or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official with respect to Lessee or an of its assets.

e.           The commencement by the Lessee of a voluntary case under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or the consent of the Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Lessee or any of its assets.

4.           In the event of a Default by Lessee, the Lessor shall have any and all of the following rights and remedies:

a.           To charge a late payment penalty (five percent [5%]) of any amount owed to the Lessor pursuant to this Lease which is not paid within ten (10) days of the date which is set forth in the Lease if a date is specified, or, if a date is not specified, within thirty (30) days of the certified mail delivery of a bill therefor by the Lessor. In the event that the Lessor incurs a penalty in connection with any payment which the Lessee has failed to make within the time required in this lease, the Lessee shall pay to the Lessor, in addition to all other sums owing hereunder, the full amount of such penalty incurred by the Lessor.

b.           To setoff against the Security Deposit any amounts owing by the Lessee to the Lessor, including without limitation Minimum Monthly Rent and Additional Rent.

c.           To terminate this Lease and be entitled to unpaid accrued Minimum Monthly Rent, and any other amounts owing pursuant to this Lease, and damages, including reasonable damages equal to the difference between the balance of the Minimum Monthly Rent, and other amount owing pursuant to this Lease for the balance of the Term and the then fair rental value of the Leased Premises for the remainder of the Term.

d.           Without terminating this Lease, to re-enter and re-let the Leased Premises to another tenant, the Lessee remaining liable for the loss of Minimum Monthly Rent, Additional Costs and other sums owing pursuant to this Lease for the balance of the Term, the Lessor being released from any and all liability for such re-entry, provided, however, that Lessor shall make a good faith effort to re-let the Leased Premises to another Tenant and to credit any rent received by Lessor from any subsequent Lessees of the Leased Premises toward any sums otherwise due and owing from Lessee to Lessor.

e.           To exercise any and all other rights and remedies by this Lease, at law, in equity or by statute permitted or provided.

5.           All rights and remedies of the Lessor and the Lessee provided in this Lease or by law, in equity or statute permitted or provided are cumulative and may to the extent permitted by law be exercised concurrently or separately. The exercise of any one right or remedy shall not be deemed to be an exclusive election of such right or remedy or to preclude the exercise of any other right or remedy.  No failure on the part of the Lessor or the Lessee to exercise, and no delay in exercising, any right or remedy hereunder, shall operate as a waiver thereof, nor any singular or partial exercise by the Lessor or the Lessee of any right or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right or remedy.

6.           In the event of a Default by Lessee, the Lessee shall pay, in addition to any and all other amounts owing hereunder, and without setoff or deduction, immediately upon demand thereof, all costs and expenses including reasonable attorney’s fees, incurred by the Lessor in enforcing any of its rights or remedies hereunder or by law, equity or statute permitted or provided.

7.           In the event that the Lessee shall fail to pay when due any Minimum Monthly Rent, or any other amount owing by the Lessee, then if allowed by applicable law, and in addition to any and all other rights and remedies of which the Lessor may be possessed, and without waiving any such right or remedy, after 30 days beyond date of certified receipt by Lessee of notice of failure to pay from Lessor, the Lessor shall have the right to assess against the Lessee a service charge to be determined by multiplying the amount of Minimum Monthly Rent, Additional Costs and other amounts owing by the Lessee which are delinquent by one percent (1%) for each month, or part thereof, during which any such sum is delinquent.

ARTICLE XIX – DEFAULT BY LESSOR

1.           The failure or refusal by the Lessor to perform and observe the provisions of this Lease which the Lessor is required to perform or observe and the failure of the Lessor to cure the same within thirty (30) days following receipt by the Lessor of notice from the Lessee with respect thereto shall constitute a default (hereinafter referred to as “Default by Lessor”) hereunder.

2.           In the event of a Default by Lessor, the Lessee shall have any and all rights and remedies at law, in equity or by statue permitted or provided.

ARTICLE XX – INDEMNITY

The Lessee covenants to the Lessor that it shall protect and save the Lessor harmless against and from any penalty or damage or charges imposed for any violation of any law or ordinance, whether occasioned by the neglect or misconduct of the Lessee or those holding under the Lessee including without limitation the Lessee’s employees, agents, invitees, licenses or contractors, and that the Lessee shall at all times, indemnify and save harmless Lessor against and from all claims, loss, cost, damage and expense arising out of or form any accident or other occurrence on or about the Leased Premises or any property in the custody or control of the Lessee or those holding under the Lessee including without limitation the Lessee’s employees, agents, invitees, licensees or contractors causing injury to any person or property whomsoever or whatsoever, and shall indemnify and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of the Lessee in any respect to comply with and perform all the requirements and provisions of this Lease or to comply with any government law, rule or regulation.

The Lessor covenants to the Lessee that it shall protect and save the Lessee harmless against and from any penalty or damage or charges imposed for any violation of any law or ordinance, whether occasioned by the neglect or misconduct of the Lessor or those holding under the Lessor including without limitation the Lessor’s employees, agents, invitees, licenses or contractors, and that the Lessor shall at all times, indemnify and save harmless Lessee against and from all claims, loss, cost, damage and expense arising out of or form any accident or other occurrence on or about the Leased Premises or any property in the custody or control of the Lessor or those holding under the Lessor including without limitation the Lessor’s employees, agents, invitees, licensees or contractors causing injury to any person or property whomsoever or whatsoever, and shall indemnify and keep harmless the Lessee against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of the Lessor in any respect to comply with and perform all the requirements and provisions of this Lease or to comply with any government law, rule or regulation.

ARTICLE XXI – NO WAIVER

No failure on the part of the Lessor or Lessee to exercise, and no delay in exercising, any right or remedy of which it may be possess shall operate as a waiver thereof, not shall any single or partial exercise by the Lessor or Lessee of any right or remedy of which it may be possessed preclude any other or future exercise thereof or the exercise of any other right or remedy.

ARTICLE XXII – EMINENT DOMAIN

1.           In the event the Leased Premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi public use or purpose by any competent authority in appropriate proceeding or by any right of eminent domain the Lessor will immediately notify Lessee of the details of the entire condemnation award for both leasehold and reversion. The Lessee shall be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for Lessee’s Property, Improvements, fixtures and other equipment installed by it but only if such award shall be in addition to the award for the Building.

2.           Lessor shall utilize its best efforts to notify Lessee of future hearings or proceedings expected to involve the subject of eminent domain or other taking or condemning of the Leased Premises, for the purpose of enabling the Lessee to attend and/or pursue such hearings or proceedings for Lessee’s benefit.

3.            If the entire Leased Premises shall be taken as aforesaid, then this Lease shall terminate and shall become null and void from the time possession thereof is required for public use and from that date, the parties hereto shall be released from further obligation hereunder but in the event a portion only of the Leased Premises itself shall be so taken or condemned then the Lessor, if requested by Lessee, at Lessor’s own expense, shall repair and restore the portion not affected by the taking and thereafter the minimum rental to be paid by the Lessee shall be diminished proportionately.

ARTICLE XXIII – CONSUMER PRICE INDEX

Intentionally left blank.

ARTICLE XXIV – ESTOPPEL CERTIFICATE

The Lessee shall at any time within fifteen (15) business days after the Lessee’s receipt of the Lessor’s request to execute, acknowledge and deliver to the Lessor a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Minimum Monthly Rent, Additional Costs and other amounts owing hereunder have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchase or mortgagee of the Leased Premises.

ARTICLE XXV – OPTION TO RENEW

The Lessee is hereby granted an option to extend this Lease for two (2) additional periods of three (3) years and upon the exercise of any such option, all terms and conditions contained in this Lease shall be applicable to the option period to the same extent as they are to the Term hereof.  The Lessee shall notify the Lessor in writing not less than one hundred and eighty (180) days prior to the expiration of the then current Term of its intention not to extend said Lease, otherwise the extension shall be automatic.  During any option period, the Minimum Monthly Rent shall increase each year by 2.75%.  The option to extend this Lease may not be exercised by an assignee or sublessee of the Lessee, and such assignee or sublessee shall vacate the Leased Premises at the then current period.  All powers granted to the Lessor by this Lease may be exercised and all obligations imposed upon the Lessee by this Lease shall be performed by the Lessee as well during any extension of the original Term of this Lease as during the original Term itself.

ARTICLE XXVI - NOTICES

All notices and statements to be given under this Lease shall be in writing and given in person, by recognized overnight delivery service, or by registered or certified mail, return receipt requested, postage prepaid, addressed to the proper party at the following address:

(a)	If to Lessor:	Mr. Richard J. McDougall
McDougall Burkey Associates
506 Morgantown Road.
Reading, PA 19611

(b)	If to Lessee:

ARTICLE XXVII – SURRENDER

1.           The Lessee covenants to Lessor to deliver up and surrender to the Lessor possession of the    Leased Premises upon expiration of this Lease or its earlier termination as herein provided, broom clean and in as good condition and repair as the same shall be at the commencement of the Term of this Lease, or may have been put by the Lessor during the continuance thereof, ordinary wear and tear, or damage caused by Lessor excepted.  Acceptance of delivery of the Leased Premises or opening same for business shall be deemed conclusive evidence that the Leased Premises were in good condition and repair at the commencement of the Term of this Lease, excepting items noted as per Exhibit D.

2.           The Lessee shall at Lessee’s expense remove all alterations, additions and improvements as to which the Lessor shall have made the election hereinbefore provided, repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition in which they were prior to the installation of the articles so removed, normal wear and tear excepted. Any property not so removed and as to which the Lessor shall have not made said election, shall be deemed to have been abandoned by the Lessee and may be retained or disposed of by the Lessor, as the Lessor shall desire. The Lessee’s obligation to observe or perform this covenant shall survive the expiration of the Term of this Lease.  It is expressly understood that this paragraph does not include the initial Improvements, which need not be removed upon termination of this Lease.

3.           An Assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to assignee without the written consent of Lessor first having been obtained, such consent not to be unreasonably withheld.

4.           In the event that Lessee shall fail or refuse to vacate the Leased Premises at the end of the Term, unless doing so within the option to renew pursuant to Article XXV, the Minimum Monthly Rent shall be 150% of the Minimum Monthly Rent from the immediately preceding year.  All powers granted to the Lessor by this Lease may be exercised and all obligations imposed upon the Lessee by this Lease shall be performed by the Lessee as well during any extension of the original Term of this Lease as during the original Term itself.

ARTICLE XXVIII- ASSIGNMENT AND SUBLETTING

1.           The Lessee covenants not to assign this Lease or to sublet the whole or any part of the Leased Premises or to permit any other person to occupy same without the written consent of the Lessor first hand, which consent shall not unreasonably be withheld, conditioned, or delayed, references elsewhere herein to assignees notwithstanding. Any such assignment or subletting, even with the consent of the Lessor, shall not relieve the Lessee from liability for payment of Minimum Monthly Rent, Additional Costs or any other sum herein to provided or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of Minimum Monthly Rent or Additional Costs or any other sums herein provided from any other person shall not be deemed to be a waiver of any of the provisions of his Lease or to be consent to the assignment of this Lease or subletting of the Leased Premises or the release of the Lessee from the duties and obligations imposed upon the Lessee pursuant to the provisions of this Lease. In addition, the lessee shall not mortgage, pledge or grant any security interest in this Lease or any right, title or interest therein.

2.           Notwithstanding the preceding paragraph hereof, the Lessee shall have the absolute right at any time and from time to time to sublet, assign, or otherwise transfer its rights or interest in the Lease to any subsidiary or affiliate corporation of the Lessee or to a corporation with which the Lessee and/or its subsidiary may merge, amalgamate, or consolidate or to any corporation or legal entity which purchases all or substantially all of the Lessee’s assets, provided, however, that it being understood that the Lessee shall remain jointly and severally responsible with any such permitted assignee, without the benefit of division or discussion, for the payment of the rent and the performance of all of the other obligations of the Lessee under this Lease..

3.           An Assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to assignee without the written consent of Lessor first having been obtained, such consent not to be unreasonably withheld.

ARTICLE XXIX – RELATIONSHIP OF PARTIES

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between the Lessor and the Lessee, it being expressly understood that neither this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between the Lessor and the Lessee other than the relationship of Lessor and Lessee.

ARTICLE XXX – COMPLETE AGREEMENT

This writing contains the entire agreement between the parties hereto, and no agent, representative, salesman or officer of the Lessor or the Lessee hereto has authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth.  No dealings between the parties shall be permitted to contradict or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto.

ARTICLE XXXI – SEVERANCE

If any provision of this Lease or application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to other persons or circumstances shall not be affected thereby, and shall be enforced to the fullest extent permitted by law and accordingly this Lease is declared to be severable.

ARTICLE XXXII – PROVISIONS BINDING

This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and to the extent permitted hereunder, assigns.

ARTICLE XXXIII – TITLES OF ARTICLES

The titles of the Articles throughout this Lease are for convenience and reference only, and such titles shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.

ARTICLE XXXIV – MISCELLANEOUS

1.           Time is of the essence of this lease.

2.           In the event that there shall be more that one (1) person or entity comprising the Lessee, each such person and entity comprising the Lessee shall be jointly or severally liable hereunder.

3.           This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

4.           Lessor covenants that it shall not do a press release of any kind regarding the fact that Lessor and Lessee have consummated this Lease or that Lessee is renting space from Lessor.

IN WITNESS WHEREOF, AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have caused this Lease to be duly executed on the day and year first above.

LESSOR: SOUTH HEIDELBERG PARTNERS, L.P.

Dated:	April 14, 2010	By:	/s/ Rick B. Burkey

Printed Name:	Rick B. Burkey

Witness:

LESSEE: LAKELAND INDUSTRIES, INC.

Dated:	April 14, 2010	By:	/s/ Paul C. Smith

Printed Name:	Paul C. Smith

Witness: